As filed with the Securities and Exchange Commission on October 25, 2017.

Registration File No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RiceBran Technologies
(Exact Name of Registrant as Specified in Its Charter)

California	87-0673375
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

2928 Ramco Street, Suite 120
West Sacramento, CA 95691
 (602) 522-3000
 (Address, including zip code, and telephone number, including Area Code of
Registrant’s principal executive offices)

Robert Smith
Chief Executive Officer
RiceBran Technologies
2928 Ramco Street, Suite 120
West Sacramento, CA 95691
(602) 522-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christopher V. Chediak
Weintraub Tobin Chediak Coleman Grodin Law Corporation
400 Capitol Mall, Eleventh Floor
Sacramento, CA  95814
Telephone:  (916) 558-6000
Facsimile:  (916) 446-1611

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Small reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Aggregate maximum offering price	Amount of registration fee (2)
Common Stock, no par value per share	2,654,732	$1.27	$3,371,510	$419.76

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
With respect to the shares of common stock offered by the selling shareholders named herein, estimated at $1.27 per share, the average of the high and low prices as reported on the NASDAQ Capital Market on October 23, 2017, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated October 25, 2017

Prospectus

RICEBRAN TECHNOLOGIES

2,654,732
Common Stock

This prospectus covers the sale or other disposition from time to time of up to 2,654,732 shares of our common stock, no par value per share, by the selling shareholders identified in this prospectus, including their transferees, pledgees, donees or successors.  The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of our common stock by the selling shareholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT.”  On October 24, 2017, the last reported sale price of our common stock was $1.28 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED HEREIN AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___________.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements relate to future events concerning our business and to our future revenues, operating results and financial condition.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.  Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks.  There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (SEC), as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.  You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our common stock only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, we refer to RiceBran Technologies as “we,” “us,” “our,” the “Company” or “RBT.” You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

ABOUT RICEBRAN TECHNOLOGIES

We are an ingredient company serving food, animal nutrition and specialty markets focused on value-added processing and marketing of healthy, natural and nutrient dense products derived from raw rice bran, an underutilized by-product of the rice milling industry.  We apply our proprietary and patented technologies and intellectual properties to convert raw rice bran into numerous high value products, including stabilized rice bran (SRB), rice bran oil, defatted rice bran, and derivative products, including RiBalance (a complete rice bran nutritional package derived from further processing of SRB), RiSolubles (a highly nutritious, carbohydrate and lipid rich fraction of RiBalance), RiFiber (a protein and fiber rich insoluble derivative of RiBalance), and our family of ProRyza products, which includes derivatives composed of protein and protein/fiber blends.  Our target markets are organic and natural food, functional food, supplement and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

We were founded in 1998, and our principal executive offices are located at 2928 Ramco Street, Suite 120, West Sacramento, CA 95691.  Our telephone number is (602) 522-3000.  Our website is located at www.ricebrantech.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

PRIVATE PLACEMENT OF SECURITIES

On September 13, 2017, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Continental Grain Company, a Delaware corporation (“Continental”), pursuant to which we sold and issued 2,654,732 shares of our common stock at $1.0783 per share for an aggregate of $2,862,598.

As a condition to closing the Purchase Agreement, we and Continental entered into a registration rights agreements which requires us to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock. If the registration statement is not (i) filed by October 28, 2017, (ii) declared effective by the SEC by December 27, 2017 (or January 26, 2018 if a full SEC review occurs), (iii) or if the registration statement is declared effective but ceases to be effective for a period of more than thirty (30) days in the aggregate during each one (1) year period following the date of the registration rights agreement, then we are required to pay liquidated damages to Continental in an amount equal to one percent (1.0%) of the aggregate purchase price for any unregistered shares then held by Continental and for each subsequent thirty (30) day period such shares remain unregistered.  The maximum aggregate liquidated damages payable to Continental is five percent (5.0%) of the aggregate purchase price.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (Securities Act), with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.ricebrantech.com.  You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2016, filed with the SEC on March 23, 2017 and April 28, 2017 respectively;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 12, 2017 and for the quarter ended June 30, 2017, filed with the SEC on August 14, 2017;

•
Our current reports on Form 8-K filed with the SEC on February 15, 2017, February 17, 2017, March 13, 2017, March 16, 2017, March 23, 2017, April 6, 2017, April 26, 2017; May 11, 2017, June 27, 2017, July 17, 2017, July 20, 2017, August 2, 2017, August 10, 2017, August 25, 2017 and September 15, 2017.

•	Our definitive proxy statement on Schedule 14A filed on May 12, 2017 for our annual meeting of shareholders held on June 21, 2017; and

•	The description of our common stock contained in our Form 8-A filed on December 12, 2013.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Requests for such copies should be directed to our Corporate Secretary at 2928 Ramco Street, Suite 120, West Sacramento, CA 95691, Telephone (602) 522-3000.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.  Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

SELLING SHAREHOLDERS

We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time.  Except for the ownership of shares of capital stock and as described below, the selling shareholder has not had any material relationship with us within the past three years.  The table below lists the selling shareholder and other information regarding the beneficial ownership of the shares of common stock by the selling shareholder.  The second column lists the number of shares of common stock beneficially owned by the selling shareholder, based on its ownership of the shares of common stock, as of October 24, 2017. The third column lists the shares of common stock being offered by this prospectus by the selling shareholder. The fourth and fifth columns assume the sale of all of the shares offered by the selling shareholder pursuant to this prospectus.  The selling shareholders may sell all, some or none of their shares in this offering.  See "Plan of Distribution."

	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	Number	Number	Percentage

Continental Grain Company	-	2,654,732	2,654,732	15.8%

DESCRIPTION OF OUR COMMON STOCK

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  This prospectus provides you with a general description of the common stock the selling shareholders may offer.

The description below of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and the bylaws.  These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 50,000,000 shares of common stock, no par value, and 20,000,000 shares of Preferred Stock, no par value, of which 3,000,000 shares are designated Series A Preferred Stock, 25,000 shares are designated Series B preferred Stock, 25,000 shares are designated Series C Preferred Stock, 10,000 shares are designated Series D Preferred Stock, 2,743 shares are designated Series E Preferred Stock, 3,000 shares are designated as Series F Preferred Stock, and 3,000 shares are designated Series G Preferred Stock. As of October 13, 2017, there were 199 outstanding shares of Series F Preferred Stock and 1,300 outstanding shares of Series G Preferred Stock and 16,751,350 shares of common stock.

Common Stock

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.   Holders of our common stock have no preemptive, subscription, or redemption rights. The outstanding shares of common stock are fully paid and nonassessable. The rights and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of preferred stock that we may designate and issue in the future.

Effect of Certain Provisions of our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•
Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.  These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

•
Shareholder Meetings.  Our bylaws provide that a special meeting of shareholders may be called only by our president or by the board of directors or the chairman of the board or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

•
Requirements for Advance Notification of Shareholder Nominations and Proposals.  Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

•
Board of Directors Vacancies.  Under our bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may only be filled by vote of a majority of the remaining directors.  The classification of the board of directors and the limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

•
Board of Directors Size.  Within the range specified by our bylaws, our board of directors determines the size of our board and may create new directorships and elect new directors, which may enable an incumbent board to maintain control by adding directors.

•
Indemnification. Our articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus.

PLAN OF DISTRIBUTION

A selling shareholder of the securities offered by this prospectus and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

A selling shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by a selling shareholder may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, a selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  A selling shareholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  A selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.  We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Weintraub Tobin Chediak Coleman Grodin Law Corporation will pass upon legal matters in connection with the validity of the common stock offered hereby.

EXPERTS

The consolidated financial statements as of December 31, 2016 and 2015 and for each of the two years then ended are incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Weintraub Tobin Chediak Coleman Grodin Law Corporation and Weintraub Partners, a general partnership formed by certain shareholders at Weintraub Tobin Chediak Coleman Grodin Law Corporation, together owns 120,121 shares of our common stock and warrants to purchase 172,186 shares of our common stock at $0.96 per share.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	419.76
Legal Fees and Expenses*	20,000
Accounting Fees and Expenses*	10,000
Miscellaneous Fees and Expenses*	2,500
TOTAL:	$32,919.76

*	Estimated solely for the purposes of this Item. Actual expenses may vary.

Item 15.	Indemnification of Directors and Officers

The California General Corporation Law and our Articles of Incorporation and Bylaws provide that we may indemnify our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.  This means that if indemnity is determined by the Board of Directors to be appropriate in any case we and not the individual might bear the cost of any suit that is filed by a shareholder against the individual officer, director or employee unless the court determines that the individual acted in bad faith. These provisions are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, and to persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit Number	Exhibit Description

3.1.1
Restated and Amended Articles of Incorporation as filed with the Secretary of State of California on December 13, 2001 (incorporated herein by reference to exhibits previously filed on registrant’s annual report on Form 10-KSB, filed on April 16, 2002)

3.1.2
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on August 4, 2003 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form SB-2, filed on November 18, 2005)

3.1.3
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on October 31, 2003 (incorporated herein by reference to exhibits previously filed on registrant’s quarterly report on Form 10-QSB, filed on November 19, 2003)

3.1.4
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on September 29, 2005 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form SB-2, filed on November 18, 2005)

3.1.5
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on August 20, 2007 (incorporated herein by reference to exhibits previously filed on registrant’s quarterly report on Form 10-Q, filed on August 14, 2007)

3.1.6
Certificate of Amendment of Articles of Incorporation as filed with the Secretary of State of California on June 30, 2011 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on July 5, 2011)

3.1.7
Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of California on July 12, 2013 (incorporated herein by reference to exhibits previously filed on registrant’s quarterly report on Form 10-Q, filed August 14, 2013)

3.1.8
Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of California on May 30, 2014 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form S-3 filed June 5, 2014)

3.1.9
Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of California on February 15, 2017 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on February 15, 2017)

3.2
Certificate of Designation of the Rights, Preferences, and Privileges of the Series A Preferred Stock as filed with the Secretary of State of California on December 13, 2001 (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form SB-2, filed on June 4, 2002)

3.3
Certificate of Determination, Preferences and Rights of Series B Convertible Preferred Stock as filed with the Secretary of State of California on October 4, 2005 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on October 4, 2005)

3.4
Certificate of Determination, Preferences and Rights of Series C Convertible Preferred Stock as filed with the Secretary of State of California on May 10, 2006 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on May 15, 2006)

3.5
Certificate of Determination, Preferences and Rights of the Series D Convertible Preferred Stock, as filed with the Secretary of State of California on October 17, 2008 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on October 20, 2008)

3.6
Certificate of Determination, Preferences and Rights of the Series E Convertible Preferred Stock, as filed with the Secretary of State of California on May 7, 2009 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on May 8, 2009)

3.7
Certificate of Determination, Preferences and Rights of the Series F Convertible Preferred Stock, as filed with the Secretary of State of California on February 18, 2016 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on May 23, 2016)

3.8
Certificate of Determination, Preferences and Rights of the Series G Convertible Preferred Stock, as filed with the Secretary of State of California on February 9, 2017 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on February 15, 2017)

3.9.1	Bylaws (incorporated herein by reference to exhibits previously filed on registrant’s registration statement on Form SB-2, filed on June 12, 2006)
3.9.2	Amendment of Bylaws effective June 19, 2007 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on June 25, 2007)
3.9.3	Amendment of Bylaws effective December 4, 2009 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on December 10, 2009).
3.9.4	Amendment of Bylaws, effective as of February 13, 2017 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on February 15, 2017)
3.10
Certificate of Ownership filed with the California Secretary of State on October 3, 2012 (incorporated herein by reference to exhibits previously filed on registrant’s current report on Form 8-K, filed on October 10, 2012)

10.1	Common Stock Purchase Agreement dated September 13, 2017 (incorporated herein by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed on September 15, 2017)
10.2	Registration Rights Agreement dated September 13, 2017 (incorporated herein by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K, filed on September 15, 2017)
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin Law Corporation (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (See signature page).

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(d)           The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Sacramento, State of California, on October 25, 2017.

RICEBRAN TECHNOLOGIES

By:	/s/ Robert Smith
Robert Smith
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Robert Smith and Brent Rystrom, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: October 25, 2017	By:	/s/ Robert Smith
Robert Smith, President, Chief Executive Officer and Director
(Principal Executive Officer)

Dated: October 25, 2017	By:	/s/ Brent Rystrom
Brent Rystrom, Chief Financial Officer and Secretary
(Principal Financial Officer)

Dated: October 25, 2017	By:	/s/ Dennis Dykes
Dennis Dykes, Chief Accounting Officer
(Principal Accounting Officer)

Dated: October 25, 2017	By:	/s/ Ari Gendason
Ari Gendason, Director

Dated: October 25, 2017	By:	/s/ Beth Bronner
Beth Bronner, Director

Dated: October 25, 2017	By:	/s/ Brent Rosenthal
Brent Rosenthal, Director

Dated: October 25, 2017	By:	/s/ David Goldman
David Goldman, Director

Dated: October 25, 2017	By:	/s/ Baruch Halpern
Baruch Halpern, Director

Dated: October 25, 2017	By:	/s/ Henk W. Hoogenkamp
Henk W. Hoogenkamp, Director

Dated: October 25, 2017	By:	/s/ Robert S. Bucklin
Robert S. Bucklin, Director